News

For further information contact:

Derek Leckow
Vice President
Investor Relations
(717) 849-7863                                    For Immediate Release

DENTSPLY International Reports First Quarter 2013 Results

•	Net sales were a record for the first quarter and increased 2.2% and 1.1% excluding precious metals

•	Earnings per diluted share of $0.49 on a GAAP reported basis and $0.52 on an adjusted basis

York, PA - May 9, 2013 - DENTSPLY International Inc. (NASDAQ: XRAY) today announced sales and earnings for the three months ended March 31, 2013.

Net sales in the first quarter of 2013 increased 2.2% to $732.1 million from $716.4 million in the first quarter of 2012. Net sales, excluding precious metals content, in the first quarter of 2013 of $672.6 million increased 1.1% from $665.6 million in the first quarter of 2012. Constant currency net sales growth, excluding precious metals content, in the first quarter was 1.7%, driven by modest internal growth in all regions against a relatively strong prior year comparison.

Net income attributable to DENTSPLY International for the first quarter of 2013 was $71.7 million, or $0.49 per diluted share, compared to $53.3 million, or $0.37 per diluted share in the first quarter of 2012. On an adjusted basis, excluding certain items, earnings were $0.52 per diluted share for both the first quarter of 2013 and 2012, respectively. A reconciliation of the non-GAAP measure to earnings per share calculated on a GAAP basis is provided in the attached table.

Bret Wise, Chairman and Chief Executive Officer, stated “DENTSPLY reported record revenue and flat adjusted earnings per share for the first quarter reflecting the slow growth of the global dental market at present and important investments made by the Company during the quarter. Looking forward, we believe that we have opportunities to accelerate growth in both sales and earnings as the year progresses. Given the current market environment and currency exchange rates, we are revising our expectations for adjusted earnings per share for 2013 to a range of $2.33 to $2.43.”

Additional Information

A conference call is scheduled to begin today at 8:30 a.m. (Eastern Time). Supplemental materials for reference during the call will be available for download in the investor relations section of DENTSPLY's web site, at www.dentsply.com.

A live webcast will be accessible via a link on DENTSPLY's web site at www.dentsply.com. In order to participate in the call, dial (888) 500-6973 for domestic calls, or (719) 457-2662 for international calls. The Conference ID # is 3903926. At that time, you will be able to discuss first quarter 2013 results with DENTSPLY's Chairman and Chief

Executive Officer, Mr. Bret Wise, President and Chief Financial Officer, Mr. Chris Clark, and Executive Vice President and Chief Operating Officer, Mr. Jim Mosch.

A rebroadcast of the conference call will be available online at the DENTSPLY web site. You may also access a dial-in replay for one week following the call at (888) 203-1112 (for domestic calls) or (719) 457-0820 (for international calls), Replay Passcode # 3903926.

DENTSPLY International Inc. is a leading manufacturer and distributor of dental and other consumable medical device products. The Company believes it is the world's largest manufacturer of consumable dental products for the professional dental market. For over 110 years, DENTSPLY's commitment to innovation and professional collaboration has enhanced its portfolio of branded consumables and small equipment. Headquartered in the United States, the Company has global operations with sales in more than 120 countries. Visit www.dentsply.com for more information about DENTSPLY and its products.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental and medical markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental and medical products, outcome of litigation and/or governmental enforcement actions, continued support of our products by influential dental and medical professionals, our ability to successfully integrate acquisitions, risks associated with foreign currency exchange rates, and changes in the general economic environment that could affect the business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's most recent Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results reported in accordance with US GAAP, the Company provides adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share. These adjusted amounts consist of US GAAP amounts excluding, net of tax (1) acquisition related costs, (2) restructuring and other costs, including legal settlements, (3) amortization of purchased intangible assets, (4) Orthodontic business continuity costs, (5) income related to credit risk and fair value adjustments, (6) certain fair value adjustments at an unconsolidated affiliated company, and (7) income tax related adjustments. Adjusted earnings per diluted common share is calculated by dividing adjusted net income attributable to DENTSPLY International by diluted weighted-average common shares outstanding. Adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share are considered measures not calculated in accordance with US GAAP, and therefore are non-US GAAP measures. These non-US GAAP measures may differ from other companies. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.

The Company believes that the presentation of adjusted net income attributable to DENTSPLY International and adjusted earnings per diluted common share provides important supplemental information to management and investors seeking to understand the Company's financial condition and results of operations. The non-US GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

DENTSPLY INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31,

	2013	2012

Net sales	$732,084	$716,413
Net sales, excluding precious metal content	672,649	665,625

Cost of products sold	343,884	323,663

Gross profit	388,200	392,750
% of Net sales	53.0%	54.8%
% of Net sales, excluding precious metal content	57.7%	59.0%

Selling, general and administrative expenses	293,677	304,353

Restructuring and other costs	665	1,237

Operating income	93,858	87,160
% of Net sales	12.8%	12.2%
% of Net sales, excluding precious metal content	14.0%	13.1%

Net interest and other expense	15,964	13,969

Income before income taxes	77,894	73,191

Provision for income taxes	3,542	14,715

Equity in net loss of
unconsolidated affiliated company	(1,779)	(4,248)

Net income	72,573	54,228
% of Net sales	9.9%	7.6%
% of Net sales, excluding precious metal content	10.8%	8.1%

Less: Net income attributable to noncontrolling interests	888	944

Net income attributable to DENTSPLY International	$71,685	$53,284

% of Net sales	9.8%	7.4%
% of Net sales, excluding precious metal content	10.7%	8.0%

Earnings per common share:
Basic	$0.50	$0.38
Dilutive	$0.49	$0.37

Cash dividends declared per common share	$0.0625	$0.0550

Weighted average common shares outstanding:
Basic	142,775	141,721
Dilutive	145,099	143,984

DENTSPLY INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2013	2012
Assets

Current Assets:

Cash and cash equivalents	$56,203	$80,132
Accounts and notes receivable-trade, net	468,537	442,412
Inventories, net	417,094	402,940
Prepaid expenses and other current assets	218,685	185,612
Total Current Assets	1,160,519	1,111,096

Property, plant and equipment, net	608,850	614,705
Identifiable intangible assets, net	805,646	830,642
Goodwill, net	2,167,241	2,210,953
Other noncurrent assets, net	159,872	204,901

Total Assets	$4,902,128	$4,972,297

Liabilities and Equity

Current liabilities	$826,165	$927,780
Long-term debt	1,207,722	1,222,035
Deferred income taxes	226,100	232,641
Other noncurrent liabilities	372,747	340,398
Total Liabilities	2,632,734	2,722,854

Total DENTSPLY International Equity	2,233,502	2,208,698
Noncontrolling interests	35,892	40,745
Total Equity	2,269,394	2,249,443

Total Liabilities and Equity	$4,902,128	$4,972,297

DENTSPLY INTERNATIONAL INC.
(In thousands)

Supplemental Summary Cash Flow Information:

Three Months Ended March 31, 2013

	Three Months Ended March 31,
	2013	2012

Net Cash Provided by Operating Activities	$36,086	$19,953
Net Cash Used in Investing Activities	$(72,723)	$(20,199)
Net Cash Provided by (Used in) in Financing Activities	$13,603	$(12,380)

Depreciation	$20,416	$20,209
Amortization	$11,934	$15,360
Capital Expenditures	$24,032	$18,642
Cash Dividends Paid	$7,909	$7,847

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Income Summary:

The following tables present the reconciliation of reported GAAP operating income in total and on a percentage of net sales, excluding precious metal content, to the non-GAAP financial measures.

Three Months Ended March 31, 2013
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$93,858	14.0%

Amortization of Purchased Intangible Assets	11,934	1.8%

Acquisition-Related Activities	2,137	0.4%

Restructuring and Other Costs, including Legal Settlements	772	—

Adjusted Non-GAAP Operating Income	$108,701	16.2%

Three Months Ended March 31, 2012
	Operating Income (Loss)	Percentage of Net Sales, Excluding Precious Metal Content

Operating Income	$87,160	13.1%

Amortization of Purchased Intangible Assets	15,360	2.3%

Acquisition-Related Activities	7,535	1.1%

Restructuring and Other Costs	1,729	0.3%

Orthodontic Business Continuity Costs	616	0.1%

Adjusted Non-GAAP Operating Income	$112,400	16.9%

DENTSPLY INTERNATIONAL INC.
(In thousands, except per share amounts)

Earnings Summary:

The following tables present the reconciliation of reported GAAP net income attributable to DENTSPLY International and on a per share basis to the non-GAAP financial measures.

Three Months Ended March 31, 2013
	Net	Diluted
	Income	Per Share

Net Income Attributable to DENTSPLY International	$71,685	$0.49

Amortization of Purchased Intangible Assets, Net of Tax	8,376	0.06

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	2,734	0.02

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	1,928	0.01

Acquisition Related Activities, Net of Tax	1,353	0.01

Restructuring and Other Costs, including Legal Settlements, Net of Tax	539	—

Income Tax-Related Adjustments	(11,388)	(0.08)

Rounding	—	0.01

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$75,227	$0.52

Three Months Ended March 31, 2012
	Net	Diluted
	Income	Per Share

Net Income Attributable to DENTSPLY International	$53,284	$0.37

Amortization of Purchased Intangible Assets, Net of Tax	10,982	0.08

Acquisition Related Activities, Net of Tax	4,797	0.03

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company, Net of Tax	4,655	0.03

Restructuring and Other Costs, Net of Tax	1,164	0.01

Orthodontics Business Continuity Costs, Net of Tax	408	—

Income Tax-Related Adjustments	(35)	—

Adjusted Non-GAAP Net Income Attributable to DENTSPLY International	$75,255	$0.52

DENTSPLY INTERNATIONAL INC.
(In thousands)

Operating Tax Rate Summary:

The following tables present the reconciliation of reported GAAP effective tax rate as a percentage of income before income taxes to the non-GAAP financial measure.

Three Months Ended March 31, 2013
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$77,894	$(3,542)	4.5%

Amortization of Purchased Intangible Assets	11,934	(3,558)

Credit Risk and Fair Value Adjustments to Outstanding Derivatives, Net of Tax	4,452	(1,718)

Acquisition-Related Activities	2,137	(784)

Restructuring and Other Costs, including Legal Settlements	772	(233)

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company	33	(10)

Income Tax-Related Adjustments	—	(11,388)

As Adjusted - Non-GAAP Operating Results	$97,222	$(21,233)	21.8%

Three Months Ended March 31, 2012
	Pre-tax Income	Income Tax Benefit (Expense)	Percentage of Pre-Tax Income

As Reported - GAAP Operating Results	$73,191	$(14,715)	20.1%

Amortization of Purchased Intangible Assets	15,360	(4,378)

Acquisition-Related Activities	7,535	(2,738)

Restructuring and Other Costs	1,729	(565)

Orthodontics Business Continuity Costs, Net of Tax	616	(208)

Loss on Fair Value Adjustments at an Unconsolidated Affiliated Company	273	(83)

Income Tax-Related Adjustments	—	(35)

As Adjusted - Non-GAAP Operating Results	$98,704	$(22,722)	23.0%